                                                           EXHIBIT 98.10.1

                           ASSETS PURCHASE AGREEMENT

     THIS AGREEMENT is made this 24th day of November 1998, by and among SHASTA GEOCHEMISTRY LABORATORY, INC., a California corporation ("Seller"), CHARLES R. WHIPPLE, RUSSELL G. WHIPPLE AND CHIPPS S. WHIPPLE (the Whipples are hereafter collectively, jointly and severally, referred to as "Shareholders"), and BARRINGER LABORATORIES, INC., a Delaware corporation ("Buyer").

                             EXPLANATORY STATEMENT

     A. Shareholders own of record and beneficially all of the outstanding shares of the capital stock of Seller, and constitute all of the directors and officers of Seller.

     B. Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller, Seller's goodwill, certain assets related to the goodwill, and certain items of laboratory equipment, as described in
Section 1 below, on the terms and subject to the conditions hereinafter contained.

                                   AGREEMENT

     In consideration of the mutual covenants, promises, agreements, representations warranties contained in this Agreement, the parties agree as follows:

     1. PURCHASE AND SALE OF ASSETS; REGISTRATION RIGHTS; NONCOMPETITION AGREEMENT.

          1.1. PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, at Closing on the Closing Date (as set forth in Section 10 below), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of the right, title and interest of Seller in and to the following property and assets of Seller (the "Assets"), free and clear of any liens, encumbrances and adverse claims except as otherwise specifically provided herein. The following tangible and intangible assets, interests and rights shall be sold, assigned and transferred by Seller to Buyer in consideration of the Purchase Price (as defined below) and other consideration, as set forth below:

               1.1.1. Except for such items as are identified in Section 1.2 below, all of Seller's agreements and unfilled or partially filled orders with Seller's customers for sales and all claims, whether or not presently identified or existing, against past or present customers of Seller, including but not limited to the agreements, orders, claims and prepayments for unperformed services or undelivered goods (which the parties intend shall be performed by or on behalf of Buyer), described in Exhibit 1.1.1 attached hereto and made part hereof (the "Customer Agreements").

               1.1.2.  All of Seller's customer lists, as described in
Section 6 (all such customers on such customer lists, "Seller's Customers"), and Seller's customer sales files.

                                   98.10.1-1

               1.1.3. The Noncompetition Agreement among Seller, Charles R. Whipple and Buyer as provided in Section 1.6 below.

               1.1.4. All of Seller's goodwill (the "Goodwill").

               1.1.5. Access to copies of all of Seller's business records which are or may be related to the Assets, including, but not limited to, employment and personnel records, books and records relating or pertaining to Seller's business, including all sales records and similar data, records of purchases or leases of services or goods from third parties, agreements or contracts relating to Seller's business and financial data (hereinafter collectively referred to as the "Records"). Seller shall provide access to or deliver to Buyer the Records upon the request of Buyer, and Buyer shall have the right to make such copies of the Records as it may desire at Buyer's expense.

               1.1.6. Seller agrees to lease and sell to Buyer, as Lessee, such laboratory equipment (the "Laboratory Equipment") as set forth on
Exhibit 1.1.6, attached hereto and made part hereof, pursuant such lease agreements (the "Lease Agreements") as are attached to Exhibit 1.1.6. The lease and purchase of the Laboratory Equipment hereunder is a finance lease by which Buyer, as provided in this Section 1.1.6 and other provisions of this Agreement, will purchase the Laboratory Equipment and pay for it over a period of three years, using an implied interest rate of 10% per annum, as specified in the Lease Agreements, and upon the payment of all required payments to Seller under the Lease Agreements, Buyer's ownership of the Laboratory Equipment shall be free of any encumbrances or claims by Seller or Shareholders. If, within two years following the Closing Date herein, Buyer substantially ceases engaging in business of selling to Seller's Customers and no longer has a need for the Laboratory Equipment, Seller shall have the right to reacquire the Laboratory Equipment as if it were subject to a true lease, with Buyer being obligated to pay lease payments prorated up until the date of repossession by Seller; and after said two year period, Seller shall have only the rights of a secured creditor. Seller and Shareholders shall at all times keep the Laboratory Equipment free from all charges, liens, security interests, claims and encumbrances of every kind and nature for the benefit of any person or entity other than Seller.

          1.2. EXCLUDED ASSETS; NO ASSUMPTION OF LIABILITIES. Except as set forth in Section 1.1, no other assets of Seller, including but not limited to billed but unpaid accounts receivable and other receivables (but excluding, as of the Closing, any billed receivables as to which the related services or property have not been delivered to Seller's clients or customers), shall be sold, transferred or assigned to Buyer; nor shall any liability whatsoever of Seller be assumed by Buyer.

          1.3. PURCHASE PRICE FOR THE ASSETS; ALLOCATIONS.

               1.3.1.  The purchase price for the Assets identified in
Section 1.1 above (except for the Laboratory Equipment) shall be 150,000 shares of the common stock ("Common Stock"), $.01 par value, of Buyer (the "Purchase Price"), subject to adjustment as provided in Sections 1.3.2 and
1.3.3 below.

                                   98.10.1-2

               1.3.2. Seller shall receive one additional share of Buyer's Common Stock for each $2.00 that, as of the date one year from the Closing Date, total gross revenues collected by Buyer from Seller's Customers listed on Exhibit 6 exceeds $300,000, up to a maximum of 150,000 additional shares; provided, however, that no fractional share of Common Stock shall be issued. Any additional shares under this Section 1.3.2 shall be issued to Seller within 15 business days after such date one year after the Closing Date.

               1.3.3. Seller shall receive one additional share of Buyer's Common Stock for each $2.00 that, during the one year period ending on and as of the date two years after the Closing Date, total gross revenues collected by Buyer from Seller's Customers listed on Exhibit 6 exceeds $600,000; provided, however, that the total number of shares of Buyer's Common Stock received by Seller in this transaction under Sections 1.3.1 and 1.3.2 and this Section 1.3.3 shall not in any case exceed 300,000; and provided further, that no fractional share of Common Stock shall be issued. Any additional shares under this Section 1.3.3 shall be issued to Seller within 15 business days after such date two years after the Closing Date.

               1.3.4. The parties agree that the above Purchase Price, set forth in Sections 1.3.1 through 1.3.3, for the Assets described in Section 1.1, shall be based on the Stock Value (as defined below), and shall be allocated as follows:

               Customer Lists                     50%

               Noncompetition Agreement           50%


The "Stock Value" per share of Buyer's common stock shall be the average bid price for the last five trading days on which the common stock was traded on the NASDAQ Bulletin Board Market preceding the Closing Date.

     The parties agree to negotiate in good faith to adjust the foregoing allocations.

               1.3.5. RESTRICTIONS ON SALE OF STOCK. Notwithstanding anything herein to the contrary, no more than 50,000 shares of the Common Stock received by Seller pursuant to Sections 3.1.1 through 3.1.3 above may be sold in each of the first three years following the Closing Date.

          1.5. BUYER'S DUE DILIGENCE. Between the date hereof and Closing, Seller shall give to Buyer and its accountants, counsel and other representatives access, during normal business hours, to Seller's books, records, contracts and commitments. Seller and Shareholders shall also furnish Buyer during such period with all information concerning Seller's affairs (including Shareholders' affairs insofar as Shareholders' affairs are pertinent to Seller's business, this Agreement and the Assets) that Buyer reasonably requests. Buyer and its agents shall keep such information confidential until Closing, and in the event that this Agreement is terminated before Closing, shall return all confidential information to Seller.

          1.6. NONCOMPETITION AGREEMENT. As of Closing, Seller, Charles R. Whipple and Buyer shall enter into the Noncompetition Agreement, in the form attached as Exhibit 1.6 and

                                   98.10.1-3
made part of this Agreement, under which Seller and Charles R. Whipple shall agree not to compete with the business of Buyer for a period of time as set forth therein.

     2. EMPLOYMENT AGREEMENT. As of Closing, Buyer and Charles R. Whipple shall enter into the Employment Agreement, in the form attached as Exhibit 2 and made part of this Agreement, under which Buyer shall agree to employ Mr. Whipple, and Mr. Whipple shall agree to provide services to Buyer for a period of two years after the Closing Date.

     3. LIABILITIES OF SELLER AND SHAREHOLDERS. In spite of anything in this Agreement to the contrary, Seller and Shareholders shall be and remain solely liable and responsible for all debts, obligations, duties, and liabilities of Seller and Seller's business; and in particular, Seller and Shareholders shall be and remain solely liable and responsible for all events and circumstances occurring or existing up to the time of Closing, including such events and circumstances with respect to the Assets. Buyer does not and shall not assume, agree to pay or pay any debts, obligations, duties or liabilities of any nature of Seller, of Shareholders or of or related to Seller's business, including, but not limited to, any debts, obligations, duties or liabilities relating to Seller's employees or employee benefit plans, regardless of whether any such debt, obligation, duty or liability arises under any contract, agreement, practice, arrangement, law or otherwise. Nothing in this Agreement or otherwise is intended or shall be construed to the contrary. The parties further agree that Buyer shall not be obligated to employ any of Seller's employees, except for Charles R. Whipple as provided in Section 2.

     4.  CREDITOR MATTERS.

          4.1. PRESENT AND REASONABLY EQUIVALENT VALUE. The transactions contemplated by this Agreement are intended by the parties to be a contemporaneous exchange between Seller and Buyer and will be accomplished at the Closing Date contemporaneously. The transactions contemplated by this Agreement represent a regularly conducted, noncollusive sale and have been negotiated by the parties and their respective professional advisors in an arm's-length manner with due regard for the respective obligations of the parties and value of the Assets.

          4.2. LIST OF CREDITORS. Promptly following the execution of this Agreement, Seller and Shareholders shall provide Buyer with a list of all existing creditors of Seller. Seller and Shareholders shall also include on such list any creditors of any of Shareholders where such creditors could make a claim against Seller, the business of Seller, any assets or property held or used by Seller, or the Assets. Existing creditors shall include any person who has a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. The list of creditors will be signed and sworn to or affirmed by Seller and Shareholders and will contain the names and business addresses all such creditors of Seller and Shareholders with the amount of each claim or a reasonable estimate of the amount. The Treasurer or other official, as the case may be, of the county or counties wherein any of the property being transferred under this Agreement is located or deemed to be located shall be listed as a creditor regarding all taxes, assessments, or other charges which may be levied on the Assets. Seller and Shareholders warrant and represent that the list of creditors to be furnished under

                                   98.10.1-4
this paragraph shall be accurate and complete without any omission or deletions, and said list shall be attached as Exhibit 4.2 and made part of this Agreement.

          4.3. PAYMENT TO CREDITORS. At or prior to Closing, Seller and Shareholders agree that all debts which are or could be or result in a charge, lien or encumbrance against the Assets shall be paid. The parties agree to cooperate together to assure that, before Closing, all such debts as are to be thus paid are identified, that such procedures are acceptable to all the creditors, and thus the tender of such monies will be sufficient to satisfy all claims of such creditors with respect to such debts.

     5. REMOVAL OF ASSETS. Seller shall assemble by the time of Closing on the Closing Date and thereafter maintain at Seller's premises and place of business (the "Premises") all of the Assets (except for certain Records and other documents which, as provided herein, shall be delivered by Seller to Buyer at or before Closing or access to which may be requested by Buyer; and except for such property as may be held by customers of Seller in conjunction with Seller's business) being purchased by Buyer under this Agreement in order to facilitate the time, place and delivery of the Assets to Buyer concurrently with and following Closing as provided in this Agreement.

     6. CUSTOMER LISTS AND RECORDS. Promptly following the execution of this Agreement, Seller shall furnish Buyer with a list of all of Seller's Customers, which shall include a complete and correct list of all of Seller's past and present customers and their addresses (insofar as Seller possesses records of past customers) which shall be attached as Exhibit 6 and made part of this Agreement (the "Customer List"). Seller shall further provide such other and further information as Buyer may from time to time reasonably request in respect of the business of Seller, including customer sales files and applicable portions of the Records.

     7. APPROVALS, CONSENTS, PERMITS, LICENSES AND AUTHORIZATIONS. The parties shall use their best efforts to obtain such approvals, consents, permits, licenses and authorizations, if any, required under any laws or regulations, by any governmental authority, or by any third parties, pursuant to any existing agreements, leases, loans or otherwise, as may be required to lawfully complete the transactions set forth in this Agreement. Seller and Shareholders, jointly and severally, agree to cooperate fully, execute, acknowledge and deliver such instruments and documents and take all such other and further actions as may be necessary or desirable in order to obtain such approvals, consents, permits, licenses and authorizations.

     8. REPRESENTATIONS AND WARRANTIES.

          8.1. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS. Seller and Shareholders, jointly and severally, represent and warrant to Buyer as of the date hereof and as of Closing that:

               8.1.1. OWNERSHIP OF SELLER'S STOCK. Shareholders are the sole and exclusive record and beneficial owner of all of the outstanding shares of the capital stock of Seller, and constitute all of the directors and officers of Seller. Seller's only authorized class of capital stock is common stock, no par value, of which 602.8 shares are issued and

                                   98.10.1-5
outstanding. The Shareholders individually wholly own the following numbers of outstanding shares, and there are no other beneficial owners: Charles R. Whipple, 360.5 shares; Russell G. Whipple, 145.7 shares; and Chipps S. Whipple, 96.6 shares. All of the foregoing issued and outstanding shares are fully paid and non-assessable, and none of the outstanding shares are subject to any liens, encumbrances, restrictions, adverse claims, voting trusts or voting agreements, nor have any such shares been pledged. Shareholders have the absolute and unconditional right, power and authority to cause Seller to sell, assign, transfer and deliver the Assets to Buyer in accordance with the terms of this Agreement and to consummate the transactions set forth in this Agreement. There are no existing subscriptions, options, warrants or agreements for Seller to issue any additional shares stock or for Shareholders to sell or otherwise dispose of their shares of stock. Seller has neither declared nor paid any dividends nor made any distributions on its stock within the past 24 months.

               8.1.2. DUE ORGANIZATION; NAME AND ADDRESS; GOOD STANDING, AUTHORITY OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has full right, power and authority to own, lease and operate its properties and assets, and to carry on its business. Seller is duly licensed, qualified and authorized to do business in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it make such licensing, qualification and authorization legally necessary. Seller is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any of the provisions of Seller's articles of incorporation (the "Articles") or bylaws (the "Bylaws").

               8.1.3. AUTHORIZATION AND VALIDITY OF AGREEMENTS. Seller and Shareholders have the legal capacity, right, power, and authority to enter into this Agreement and the agreements made part of this Agreement. The execution and delivery of this Agreement by Seller and Shareholders and the performance by Seller and Shareholders of the transactions as set forth in this Agreement have been duly and validly authorized by all necessary corporate and Shareholder actions. This Agreement has been duly executed and delivered by Seller and Shareholders and is the legal, valid and binding obligation of Seller and Shareholders, enforceable against Seller and Shareholders in accordance with its terms. The agreements and documents made part of this Agreement, when duly executed and delivered by Seller and Shareholders, will be the legal, valid and binding obligations of Seller and Shareholders, respectively, enforceable against Seller and Shareholders, respectively, in accordance with their terms except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

               8.1.4. AGREEMENT NOT IN CONFLICT WITH OTHER INSTRUMENTS; REQUIRED APPROVALS OBTAINED. The execution, delivery and performance of this Agreement and the agreements and documents made part of this Agreement and the consummation of the transactions contemplated by this Agreement and such agreements and documents will not (a) violate or require after Closing any consent, approval, or filing under, (i) any law, statute, rule, regulation of any government or governmental authority, or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, or governmental authority by which Seller, any of the Assets or any of Shareholders is bound; (b) conflict with or after Closing require any consent, approval, or filing under, result in the breach, default or termination of any provision of, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of the

                                   98.10.1-6

Assets pursuant to, (i) Seller's Articles or Bylaws, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument, document or agreement to which Seller or any of Shareholders is a party or by which Seller, any of Shareholders or any of the Assets is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, governmental authority by which Seller, any of the Assets or any of Shareholders is bound. All permits, licenses, consents, approvals and authorizations required by any laws or regulations, governmental authorities or third parties to be obtained prior to Closing, shall have been obtained and shall be in full force and effect as of the Closing Date.

               8.1.5. CONDUCT OF BUSINESS IN COMPLIANCE WITH REGULATORY AND CONTRACTUAL REQUIREMENTS. Seller has conducted and is conducting its business in compliance with all applicable laws and governmental regulations and all contracts and agreements to which Seller or any of Shareholders may be a party. The Seller's assets and property and the use, operation, maintenance and sale thereof (i) are in compliance with all applicable laws and regulations, and (ii) are in compliance with all restrictions, covenants, agreements, contracts, commitments, understandings and arrangements applicable with respect thereto.

               8.1.6. LEGAL PROCEEDINGS. There is no action, suit, proceeding, claim or arbitration, or any investigation by any person or entity, including, but not limited to, any governmental authority, (i) pending (or to the knowledge of Seller or any of Shareholders, threatened), to which Seller or any of Shareholders is or may become a party, against or relating to Seller, Seller's business or any of the Assets, or (ii) challenging Seller's or Shareholders' right to execute, deliver, perform or complete the transactions set forth in this Agreement or the agreements and documents made part of this Agreement, or (iii) asserting any right with respect to any of the Assets.

               8.1.7. FINANCIAL INFORMATION. Attached hereto and made part hereof as Exhibit 8.1.7 are copies of the unaudited Balance Sheets of Seller as of September 30, 1998 and June 30, 1997 and 1996 and the Operating Statements of Seller for the nine months ended September 30, 1998 and the years ended June 30, 1997 and 1996, and provided by Seller and Shareholders to Buyer (the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller, are true, correct and complete and accurately present Seller's financial position as of the dates set forth therein and the results of Seller's operations for the periods then ended; all such Financial Statements are in conformity with the accounting principles historically utilized by Seller and applied on a consistent basis during each period and on a basis consistent with that of prior periods.

               8.1.8. TAX MATTERS. Attached hereto as Exhibit 8.1.8 are complete and correct copies of the income tax returns of Seller for Seller's four most recent fiscal years (collectively, the "Returns"), as filed by Seller with the Internal Revenue Service (the "IRS"). All information reported on the Returns is true, accurate, and complete. Seller is not a party to, and is not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any government or governmental authority or agency, and has duly and timely filed with all appropriate governmental authorities or agencies all tax returns, information returns, and reports required to be filed by Seller. Except for accruals for taxes payable (the "Accrued Taxes") as set forth in Seller's Balance Sheet as of September 30, 1998

                                   98.10.1-7

(the "Balance Sheet") and accruals for the period of time thereafter until Closing, which are not presently due and payable, Seller has paid in full all taxes, interest, penalties, assessments and deficiencies owed by Seller to all taxing authorities. All taxes and other assessments and levies which Seller is required by applicable Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or agencies or are properly held by Seller for such payment. All claims by the IRS or any state or local taxing authorities for taxes due and payable by Seller have been paid by Seller. The provisions for the Accrued Taxes are adequate for the payment of all of Seller's liabilities for unpaid taxes (whether or not disputed). For all federal income tax returns examined by the IRS, such examinations have been completed and any deficiencies or assessments claimed or made have been paid or settled. There are no pending examinations by the IRS for any periods of time up to the date of this Agreement of which Seller or Shareholders are aware or which Seller or Shareholders have reason to anticipate will be conducted by the IRS. Seller is not a party to, and Seller and Shareholders are not aware of, any suit, proceeding, or assessment against Seller for the collection of taxes by any taxing authority.

               8.1.9. TITLE TO THE ASSETS; ALL ASSETS OF SELLER. Seller has, or will have as of Closing, as provided in Sections 4 and 10 herein, sole and exclusive, good and marketable title to all of the Assets free and clear of any and all pledges, claims, threats, liens, restrictions, agreements, leases, security interests, charges and encumbrances. All of the Laboratory Equipment is in good, working and operating condition and repair, reasonable wear and tear excepted, fit for their intended purposes, and free from any defects known to Seller or to Shareholders. All of the Assets (as defined in Section 1.1 above) have been and will by Closing be identified to Seller and sold, assigned and transferred to Buyer as provided by this Agreement with no exclusions.

               8.1.10. RECORDS. The Customer List and Records, including, but not limited to, the lists of Seller's customers and sales files, that have been delivered by Seller to Buyer or access to which has been made available to Buyer; or that shall be delivered by Seller to Buyer or made accessible to Buyer, are true, complete and correct.

               8.1.11. EMPLOYMENT MATTERS. None of Seller's employees are covered by a collective bargaining agreement or are represented by a labor organization, and Seller and Shareholders are not aware of any union organizational activity. Seller has complied with all laws and regulations concerning its employees, and there are no pending or threatened proceedings or lawsuits by or on behalf of any former or current employee before any court or government agency. Seller has not entered into any employment agreements with any of its employees, and all employees may be terminated at will. Seller has paid all wages, bonuses, commissions and other benefits and sums due (and all required taxes, insurance, social security and withholding thereon), including all accrued vacation, accrued sick leave, accrued benefits and accrued payments (and pro rata accruals for a portion of a year) to its employees. Seller has maintained in effect all insurance policies and other employee benefits covering any employee claims incurred through the Closing Date. Buyer is under no obligation or duty, whether under any contract or otherwise, relating to compensation or benefits for Seller's employees, arising out of or in connection with the transactions contemplated by this Agreement, and Seller has made no commitment and is under no obligation to cause Buyer

                                   98.10.1-8
to assume or to be responsible for any such obligation, duty or liability to any of Seller's employees.

               8.1.12. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998, Seller has not:

                    8.1.12.1. Incurred any indebtedness, obligation, duty or liability (contingent or otherwise) or acted as a guarantor or surety of any debt, except normal trade or business obligations incurred in the ordinary course of Seller's business, as such business has been operated historically, or incurred any debt to any of Shareholders.

                    8.1.12.2. Subjected to pledge, lien, charge, claim, security interest, agreement, deed of trust or encumbrance any of the Assets.

                    8.1.12.3. Sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of the Assets, except in the ordinary course of Seller's business, as such business has been operated historically, at the full prices and rates currently in effect, without discount or rebate.

                    8.1.12.4. Canceled or compromised any amounts due to or claims of Seller or waived or released any of its rights against persons which debts, claims or rights otherwise, pursuant to the terms hereof, possibly could accrue to the benefit of Buyer.

                    8.1.12.5. Made any capital expenditure in excess of $1,000.00 or entered into any contract, agreement, arrangement, understanding or commitment therefor; or acquired or leased any assets or property of any third person or party other than in the ordinary course of Seller's business, as such business has been operated historically.

                    8.1.12.6. Suffered any casualty loss or damage, whether or not such loss or damage is or was covered by insurance.

                    8.1.12.7. Suffered any adverse change in Seller's operations, earnings, assets, liabilities, or business (financial or otherwise).

                    8.1.12.8. Changed the nature or manner of operation of Seller's business, the method of Seller's accounting or Seller's fiscal year.

                    8.1.12.9. Other than in the ordinary course of Seller's business, as such business has been operated historically, made any payment or entered into any transaction, contract, agreement, lease, arrangement, understanding or commitment.

                    8.1.12.10. Failed to pay any indebtedness or other obligation, including any taxes and other charges, when due.

                    8.1.12.11. Increased any salary, wages or other remuneration or benefits to any officer, director or employee of Seller.

                                   98.10.1-9

                    8.1.12.12. Dissolved, liquidated, or made any change to the corporate structure of organization or the capital stock or formed or acquired any interest in any subsidiary, person or entity.

                    8.1.12.13. Entered into any transaction with any of Shareholders except in the ordinary course of business.

               8.1.13. ADVERSE CONDITIONS. Neither Seller nor any of Shareholders has any knowledge of any past, present or future condition, state of facts or circumstances which has affected or which might affect adversely the business of Seller or prevent Buyer from carrying on Seller's business with respect to the Assets. None of Seller or Shareholders is a party to any contract or agreement which might or could adversely affect their performance under this Agreement or which could adversely affect Buyer's interests with respect to this Agreement and the Assets. Seller maintains adequate policies of insurance, consistent with good commercial practices, to protect the business, property and assets of Seller, and said policies are sufficient to replace the Assets in the event of casualty or loss.

               8.1.14. FULL DISCLOSURE. This Agreement (including the Exhibits hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to Seller or to any of Shareholders which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or Seller's financial condition, operations, business, earnings, assets, or liabilities. All material contracts of Seller have been disclosed to Buyer and copies of such contracts provided to Buyer. All material contracts of any of Shareholders relating to or which could affect the business or affairs of Seller or the Assets have been disclosed to Buyer and copies of such contracts provided to Buyer. Seller and Shareholders have complied with all such contracts and are not in default or breach of any of them.

               8.1.15. NO BROKERAGE. Neither Seller nor any of Shareholders has incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

               8.1.16. CUSTOMERS. Neither Seller nor any of Shareholders are aware that any customer of Seller intends to cease doing business with Seller or intends to alter adversely the amount of business such customer has done with Seller.

               8.1.17. OPERATION OF BUSINESS. Since September 30, 1998, Seller and Shareholders have used, and from the date hereof until Closing Seller and Shareholders shall use their best efforts to preserve the business of Seller and the Assets. Since September 30, 1998, Seller and Shareholders have maintained and preserved, and from the date hereof until Closing Seller and Shareholders shall maintain and preserve Seller's business and the Assets at or above the levels at which the business was previously operated and at or above the amounts and values previously represented to Buyer, and the relationship of Seller with its suppliers and customers.

                                   98.10.1-10

               8.1.18. DISCLAIMER OF FRAUDULENT INTENT. Seller and Shareholders, jointly and severally, represent and warrant that the transactions described in this Agreement have been undertaken by them in good faith, considering their obligations to any person or entity to whom Seller and Shareholders owe a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured (collectively such persons with such claims are called "Creditors" under this paragraph), and have undertaken these transactions without any intent to hinder, delay or defraud any such Creditors, and have not and will not conceal this transaction or the proceeds of this transaction from any such Creditors. Seller and Shareholders further represent and warrant that: (1) they will not retain possession or control of any of the property transferred under this Agreement following Closing, except as expressly provided in this Agreement and then only for and on behalf of the account of Buyer; (2) Seller and Shareholders have not been sued or threatened with suit by any Creditor prior to the execution of this Agreement, except as fully disclosed in an exhibit to this Agreement; (3) Seller and Shareholders have not removed or concealed any assets from any Creditors; (4) Seller and Shareholders have not incurred any individual or aggregate substantial debt in connection with the Assets or business of Seller that is significantly greater than the normal and customary debts of Seller and Shareholders in the ordinary course of business; (5) Seller and Shareholders do not contemplate and have no reason to contemplate that they will seek protection under the bankruptcy laws; and
(6) Seller and Shareholders at Closing believe in good faith that Seller and Shareholders will receive consideration reasonably equivalent to the value of the Assets transferred under this Agreement.

               8.1.19. REPRESENTATIONS AS TO SOLVENCY. Seller and
Shareholders, jointly and severally, represent and warrant that:

                    8.1.19.1. Prior to Closing, Seller and Shareholders respectively will not engage in any business or transaction for which the remaining respective assets of Seller and Shareholders are unreasonably small in relation to the business or transactions in which they undertake or intend to engage;

                    8.1.19.2. Prior to Closing, Seller and Shareholders respectively have not incurred, do not intend to incur and have no reasonable basis to believe that they will incur any debts beyond their respective ability to pay as they become due;

                    8.1.19.3. Prior to Closing, Seller and Shareholders respectively have and will continue to have assets greater than Seller's and Shareholders' respective debts, based upon a fair valuation;

                    8.1.19.4. Prior to Closing, Seller and Shareholders respectively shall have paid and will pay their debts as they become due; and

                    8.1.19.5. Buyer is entitled to rely upon the foregoing representations in asserting that Buyer has no reasonable cause to believe that Seller or Shareholders are or will become insolvent as a result of the transactions contemplated by this Agreement.

                                   98.10.1-11

               8.1.20. INVESTMENT REPRESENTATIONS AND ACKNOWLEDGMENTS. Seller and Shareholders, jointly and severally, hereby represent, warrant and acknowledge to Buyer, and to the directors, officers and control persons of Buyer that:

                    8.1.20.1. Seller and Shareholders have received and read, and are familiar with, the contents of the Buyer's most recent Form 10-KSB, Form 10-QSB and Proxy Statement.

                    8.1.20.2. The shares of Common Stock of Buyer that comprise the purchase price (the "Purchase Price") for the Assets, as set forth in Section 1.3, will be acquired by Seller for investment only, for Seller's own account, and not with a view to, for offer for sale or for sale in connection with, the distribution or transfer thereof. The shares of Common Stock of Buyer that comprise the Purchase Price are not being acquired for subdivision or fractionalization thereof; and neither Seller nor any of Shareholders has any contract, undertaking, agreement or arrangement with any person or entity to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) to any such person or entity any shares of Common Stock of Buyer that comprise the Purchase Price, and neither Seller nor any of Shareholders has any present plans or intention to enter into any such contract, undertaking, agreement or arrangement.

                    8.1.20.3. The present financial condition of Seller is such that it is under no present or contemplated future need to dispose of any portion of the shares of Common Stock of Buyer that comprise the Purchase Price to satisfy any existing or contemplated undertaking, need or indebtedness.

                    8.1.20.4. Seller and Shareholders acknowledge their awareness and understanding of the following:

                         (i) The acquisition of the Common Stock comprising the Purchase Price constitutes a speculative investment which involves a high degree of risk of loss of Seller's entire investment in such Common Stock.

                         (ii) No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation or endorsement, of the Common Stock.

                         (iii) There are restrictions on the transferability of the shares of Common Stock of Buyer that comprise the Purchase Price, as set forth herein and as provided under applicable state and federal securities laws; and, accordingly, it may not be possible for Seller to liquidate readily, or at all, its investment in Buyer in case of an emergency or otherwise.

                         (iv) The shares of Common Stock of Buyer that comprise the Purchase Price have not been registered under either the federal Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and, therefore, cannot be resold unless they are registered under the Act and the State Acts or unless

                                   98.10.1-12
     an exemption from such registration is available, in which event Seller might still be limited as to the number of shares of Common Stock of Buyer that may be sold.

                         (v) The stock certificates of Buyer that will evidence the shares of Common Stock comprising the Purchase Price will be imprinted with a conspicuous legend in substantially the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts."

                         (vi) Buyer has not agreed to register any of Seller's shares of Common Stock of Buyer for distribution in accordance with the provisions of the Act or the State Acts, and Buyer has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of Seller's shares of Common Stock of Buyer. Hence, it is the understanding of Seller that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the SEC, the shares of Common Stock of Buyer for which Seller is subscribing hereby may be required to be held for certain periods of time or indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case Seller may still be limited as to the number of shares of Common Stock of Buyer that may be sold.

                         (vii) All instruments, documents, records and books pertaining to Seller's investment the Common Stock of Buyer have been made available for inspection by Seller, Shareholders and their representatives, as they have reasonably requested, and the books and records of Buyer will be available upon reasonable notice, as reasonably requested, for inspection by Seller, Shareholders or their representatives during reasonable business hours at its principal place of business. There has been and remains available to Seller and any of Shareholders or their representatives, by contacting J. Graham Russell, President of Buyer, the opportunity to ask questions and receive answers concerning the terms and conditions of Seller's acquisition of Common Stock comprising the Purchase Price and to obtain any additional information which Buyer possesses or can obtain without unreasonable effort or expenses that is necessary to verify the merits and risks of this investment in the Common Stock of Buyer comprising the Purchase Price and the information contained in Buyer's most recent Form 10-KSB, 10-QSB, Proxy Statement, and other reports and forms relating to securities laws and publicly filed with the Securities and Exchange Commission or state regulatory agencies.

                    8.1.20.5. CERTAIN AGREEMENTS RESPECTING COMPLIANCE WITH SECURITIES LAWS. Seller and Shareholders agree that the shares of Common Stock of Buyer

                                   98.10.1-13
that comprise the Purchase Price will not be transferable under any circumstances except upon the conditions specified in this Section 8.1.20.6. Seller and Shareholders realize that Seller, by becoming a holder of shares of Common Stock of Buyer (subject to the restrictions set forth in the aforesaid legends), agrees, prior to any transfer of shares of the Common Stock of Buyer, to give written notice to Buyer expressing the desire of Seller to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, Buyer shall present copies thereof to counsel to Buyer and the following provisions shall apply:

                         (i) If, in the opinion of such counsel, the proposed transfer of shares of the Common Stock of Buyer may be effected without registration under the Act and the State Acts, Buyer will promptly thereafter notify Seller thereof, whereupon Seller shall be entitled to transfer such shares of Common Stock of Buyer in accordance with the terms of the notice delivered by Seller to Buyer and upon such further terms and conditions as shall be required by Buyer to assure compliance with the Act and the State Acts; and Buyer will deliver, upon surrender of the stock certificate representing such shares of Common Stock of Buyer, in exchange therefor, a new certificate not bearing a legend of the character set forth in Section 8.20.5, if such counsel agrees that such securities legend is no longer required under the Act and the State Acts.

                         (ii) If, in the opinion of such counsel, the proposed transfer of the shares of Common Stock of Buyer may not be effected without registration under the Act and the State Acts, a copy of such opinion shall be delivered promptly to Seller, and such proposed transfer shall not be made unless such registration is then in effect or such transfer can be accomplished under an applicable exemption from registration as provided above.

          8.2. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller and Shareholders, as of the date of this Agreement and as of Closing that:

               8.2.1. DUE ORGANIZATION; GOOD STANDING; POWER. Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Buyer has full right, power and authority to enter into this Agreement and the agreements made part of this Agreement and to perform its obligations hereunder and thereunder.

               8.2.2. AUTHORIZATION AND VALIDITY OF DOCUMENTS. The execution, delivery and performance by Buyer of this Agreement and the agreements made part of this Agreement and the transactions contemplated hereby and thereby, have been duly and validly authorized by Buyer. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, and the agreements made part of this Agreement, when executed, will be legal, valid and binding obligations of Buyer, each enforceable against Buyer in accordance with its terms. except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

                                   98.10.1-14

     9. PARTICULAR COVENANTS.

          9.1. AFFIRMATIVE COVENANTS. Seller and each of Shareholders, jointly and severally, covenant, promise and agree that from the date hereof and afterwards until this Agreement is fully performed or such earlier time as otherwise provided herein, Seller and Shareholders shall, and Shareholders shall cause Seller to:

               9.1.1. Continue until Closing to operate the business of Seller diligently, including the payment of all ongoing operating debts, expenses, payables, insurance and taxes; and not take any action, omit to take any action, or engage in any transaction other than such acts or transactions in the ordinary course of business, as such business has been operated historically.

               9.1.2. Preserve the business of Seller until Closing and preserve the relationship of the business with suppliers, customers and others, including the maintenance and repair of the Laboratory Equipment until Closing and maintaining all insurance policies in force until Closing.

               9.1.3. Exert their best efforts to prevent the occurrence of any event which could result in any of Seller's or Shareholders' representations and warranties contained in this Agreement not being true and correct as of the date of this Agreement or thereafter as may affect the Assets, the performance of any portion of this Agreement or any of Buyer's rights under this Agreement, and Seller and Shareholders shall promptly notify Buyer of the occurrence of any event or the discovery of any fact which would cause any of their covenants, promises and agreements to be breached or violated or any of their representations and warranties to become not true and correct or which could interfere with or prevent the completion of the transactions or other performance contemplated by this Agreement.

               9.1.4. Provide Buyer and its representatives with full access during normal business hours to all of Seller's properties, the Assets and the Records, (ii) provide Buyer and its representatives with such financial and operating data and other information with respect to Seller's business and properties as Buyer shall from time to time request, (iii) cooperate with Buyer in confirming any agreements with customers, suppliers or other persons and whether customers or others possess any of the Assets, and (iv) permit Buyer and its representatives to consult with Seller's representatives, officers, employees and accountants.

          9.2. RISK OF LOSS. All risk of loss or damage to or destruction of the Assets, in whole or in part, shall be and remain with Seller and Shareholders until Closing. In the event of such loss, damage, or destruction, Seller and Shareholders, to the extent reasonable, shall replace the lost property or repair or cause the repair of the damaged property to its condition prior to the damage. If replacements, repairs, or restorations are not completed prior to Closing and will not be covered by Seller's insurance, then the Purchase Price shall be adjusted by an amount agreed upon by Buyer and Seller that will be required to complete the replacement, repair, or restoration within 30 days following Closing. If Buyer and Seller are unable to agree, then Buyer, at its sole option and notwithstanding any other provision of this Agreement, upon notice to Seller, may rescind this Agreement.

                                   98.10.1-15

          9.3. NEGOTIATIONS WITH OTHER PERSONS. Until Closing, neither Seller nor Shareholders shall initiate, encourage the initiation by others, or participate in any discussion or negotiations with any other person or entity relating to the sale of any or all of the Assets, the business of Seller or any securities issued by Seller. From the date of this Agreement and until after Closing and the completion of the transactions contemplated by this Agreement, Shareholders shall not offer for sale, sell or otherwise transfer (with or without consideration) any securities issued by Seller owned of record or beneficially by them.

     10. CLOSING.

          10.1. DATE AND PLACE. The closing of the purchase and sale of the Assets and other transactions contemplated by this Agreement (referred to throughout this Agreement as the "Closing") shall take place at the offices of Seller, 5301 Longley Lane, Building E, Suite 178, Reno, Nevada 89511, on or before November 13, 1998. The date of Closing, whether on said date or another date, is referred to throughout this Agreement as the "Closing Date."


          10.2. SELLER'S AND SHAREHOLDERS' CONDITIONS TO CLOSE. Seller's and Shareholders' obligations to close the transactions contemplated hereby at Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by the party entitled to the benefit thereof:

               10.2.1. All representations and warranties made by Buyer in this Agreement shall be complete and accurate at and as of Closing.

               10.2.2. All covenants, promises and agreements made by Buyer in this Agreement and all other actions required to be performed or complied with by Buyer under this Agreement prior to or at Closing shall have been fully performed or complied with by Buyer.

          10.3. BUYER'S CONDITIONS TO CLOSE. Buyer's obligation to close the transactions contemplated hereby at Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by Buyer (but no such waiver of any such condition precedent shall be or constitute a waiver of any covenant, promise, agreement, representation or warranty made by Seller or Shareholders in this Agreement):

               10.3.1. All representations and warranties made by Seller and Shareholders in this Agreement shall be complete and accurate at and as of Closing.

               10.3.2. All covenants, promises and agreements made by Seller and Shareholders in this Agreement and all other actions required to be performed or complied

                                   98.10.1-16
with by Seller and Shareholders under this Agreement prior to or at Closing shall have been fully performed or complied with by Seller and Shareholders.

               10.3.3. Seller and Shareholders shall have fully disclosed this transaction to all creditors of Seller as necessary in order to affect the payments of Creditors as provided in Section 4 above; Seller and Shareholders shall not have concealed this transaction from any creditor of Seller or Shareholders; Seller and Shareholders shall not have been sued or threatened with suit, except as otherwise fully disclosed to Buyer in an exhibit to this Agreement and waived by Buyer as a condition precedent to Closing; Seller and Shareholders shall not have removed or concealed any assets, whether or not such assets are to be transferred under this Agreement; Seller and Shareholders shall have assets greater than Seller's and Shareholders' respective debts, using a fair valuation; Seller and Shareholders shall pay and continue to pay their debts as they become due; and Seller and Shareholders shall not have incurred individually or in the aggregate any substantial debt that is substantially greater than the debts incurred by Seller and Shareholders, respectively, in the ordinary course of Seller's and Shareholders' business or affairs.

               10.3.4. Seller shall deliver to Buyer at or before Closing a copy, certified by Seller's Secretary or other appropriate officer, of the resolutions of Seller's Board of Directors and the resolutions of Shareholders authorizing and approving Buyer's execution of and entering into this Agreement and the agreements made part of this Agreement and the performance by Seller of the transactions provided in this Agreement.

               10.3.5. Seller shall deliver to Buyer at or before Closing a certificate of good standing from the California Secretary of State.

               10.3.6. All necessary authorizations, consents, permits, licenses and approvals pursuant to Section 7 of this Agreement shall have been obtained, and such verification and documentation concerning the same as Buyer may have reasonably requested shall have been provided to Buyer.

               10.3.7. There shall not have occurred any material adverse change in the business of Seller or in the Assets.

               10.3.8. Seller shall deliver to Buyer at and as of Closing a certificate signed by an officer of Seller certifying, in such detail as Buyer may request, to the fulfillment of the conditions specified in this
Section 10.3.

               10.3.9. Buyer shall have received assurances, which in its reasonable opinion are sufficient, that any financing statements, security interests, liens and encumbrances against any of the Assets relating to any debts of Seller or any of Shareholders have been released and terminated.

                                   98.10.1-17

               10.3.10. Buyer shall have received all things required to be delivered or furnished to Buyer by Seller and Shareholders hereunder prior to or at Closing.

          10.4. ACTIONS TO BE TAKEN AT CLOSING. At Closing, the following actions, among others, shall occur:

               10.4.1. Seller and Shareholders shall deliver to Buyer at or before Closing all updated information and listings as set forth herein.

               10.4.2. Seller and Shareholders shall execute and deliver to Buyer a Warranty Assignment, in the form attached as Exhibit 10.4.3 and made part of this Agreement, and any additional assignments and documents, pursuant to which Seller shall sell, assign and transfer to Buyer the Customer Agreements and any other rights and interests provided herein as may be applicable.

               10.4.3. Seller, Charles R. Whipple and Buyer shall execute and deliver the Noncompetition Agreement in the form attached hereto as Exhibit 1.6.

               10.4.4. Charles R. Whipple and Buyer shall execute and deliver the Employment Agreement in the form attached hereto as Exhibit 2.

               10.4.5. Buyer shall deliver a stock certificate for 150,000 shares of Buyer's common stock, in the name of Seller.

               10.4.6. Buyer shall deliver to Seller a check for the first payments under such equipment leases as are attached to Exhibit 1.1.6.

          10.5. OPERATION OF BUSINESS. From and after the close of business on the day immediately preceding the Closing Date, Seller shall cease to operate its business in connection with the Assets and as provided in the Noncompetition Agreement and shall thereafter not take any action with respect to any of the Assets, except as expressly provided herein or otherwise by agreement.

     11. INDEMNIFICATION; REMEDIES.

          11.1. SURVIVAL; RIGHTS AND REMEDIES NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants and obligations in this Agreement of Seller or Shareholders and any other agreements, documents or certificates delivered in connection with this Agreement by Seller or Shareholders will survive Closing. The right to indemnification, payment of Damages (as defined in Section 11.2 below) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time by any person with respect to the accuracy or inaccuracy of, compliance with, or performance of any such representation, warranty, covenant or obligation; provided, however, that the foregoing provisions of this sentence shall not apply

                                   98.10.1-18
insofar as Buyer, knew or reasonably should have known or was put on inquiry notice of a Breach (as defined below) or probable Breach or other occurrence which Buyer reasonably should have known would likely permit the good faith assertion of a claim for indemnification or Damages hereunder, and Buyer failed to give written notice of such Breach, probable Breach or occurrence to Seller before Closing. The waiver by Buyer of any condition based on any such representation, warranty, covenant or obligation, with respect to any particular facts, circumstances, actions, failures to act of any person will not affect the right to indemnification, payment of Damages or other remedy hereunder with respect to any other facts, circumstances, actions or failures to act.

          11.2. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER AND SHAREHOLDERS. Seller and Shareholders, jointly and severally, will indemnify and hold harmless Buyer and its shareholders, affiliates, officers, directors, employees, representatives and agents (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons, the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising directly or indirectly, from or in connection with:

               11.2.1. Any breach ("Breach," defined as including but not limited to any material misrepresentation or omission of material information or that any representations or warranties are untrue as provided herein) of any representations or warranties made by Seller or Shareholders in this Agreement or any other agreement, document or certificate delivered by Seller or Shareholders pursuant to this Agreement, including any Breach as if any such representations or warranties were made on and as of the Closing Date or afterwards, if applicable, unless otherwise disclosed to Buyer and to which Buyer agrees in writing before Closing;

               11.2.2. Any Breach by any of Seller or Shareholders of any covenant or obligation of Seller or Shareholders in this Agreement or any agreement made part of this Agreement;

               11.2.3. Any Product shipped or manufactured by, or any services provided by Seller prior to the Closing Date;

               11.2.4 Any claim by any person for brokerage or finder's fees or commissions in connection with this Agreement or the transactions provided in this Agreement as a result of any agreement, arrangement or understanding as to which any of Seller or Shareholders were a party.

The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or other Indemnified Persons.

          11.3. DEFENSE OF THIRD PARTY CLAIMS.

                                   98.10.1-19

               11.3.1. In the event of any claim made or threatened or the commencement of any proceeding or lawsuit by any third party for which an Indemnified Person (hereafter in this Section 11.3, "Buyer" shall mean any and all Indemnified Persons) may seek indemnity under Section 11.2 above, Buyer shall promptly notify Seller and Shareholders of such claim, but the failure to provide such notice will not relieve Seller or Shareholders of any liability that they may have under this Section 11, except to the extent that they demonstrate that the defense of such claim, proceeding or lawsuit is prejudiced by the failure to give such notice. If Buyer, in its sole discretion, consents, and upon such terms as Buyer may impose, Seller or Shareholders may elect to assume the defense of such claim, proceeding or lawsuit, at their expense.

               11.3.2. In the event Seller or Shareholders assume the defense of any such claim, proceeding or lawsuit, (i) it will be conclusively established for purposes of this Agreement that such claim, proceeding or lawsuit is within the scope of and subject to indemnification hereunder; and
(ii) no compromise or settlement which may or could in any respect adversely affect Buyer may be effected without Buyer's consent, and Buyer shall have no liability for any compromise or settlement effected without Buyer's consent.

               11.3.3. Seller and Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a claim is brought against Buyer for which indemnification under this Section 11.3 may be available.

     12. EXPENSES OF TRANSACTIONS. All sales, transfer and use taxes incurred in connection with the sale, assignment, transfer and delivery of the Assets, and all filing and recording fees and taxes in connection with the filing and recordation of any financing statements and any other documents, shall be promptly paid by Seller.

     13. MISCELLANEOUS.

          13.1 FAIR MEANING. The parties acknowledge that this Agreement is the product of arms-length negotiations among persons with substantially equal bargaining power and shall not be construed against the party which accepts primary responsibility for drafting this Agreement. The language in this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any party.

          13.2. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any agreement or document delivered or to be delivered pursuant to this Agreement or at or in connection with Closing) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          13.3. NOTICES. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either
(a) by personal delivery against

                                   98.10.1-20
a receipted copy or other reasonable verification of delivery, or (b) by certified or registered United States mail, return receipt requested, postage prepaid, to the following addresses:

               (i)    If to Seller or any of Shareholders, to

                      Charles R. Whipple, President
                      Shasta Geochemistry Laboratory, Inc.
                      1240 Redwood Boulevard
                      Redding, California 96003

               (iii)  If to Buyer:

                      J. Graham Russell, President
                      Barringer Laboratories, Inc.
                      15000 West Sixth Avenue, Suite 300
                      Golden, Colorado 80401


                         with a copy to:
                         Nathan D. Simmons, Esquire
                         Jones & Keller, P.C.
                         1625 Broadway, Suite 1600
                         Denver, Colorado 80202


or to such other address of which written notice in accordance with this
Section 13.3 shall have been provided by such party. Notices may be given only in the manner above described in this Section 13.3 and shall be deemed received upon delivery or three business days following the deposit of the notice in the United States mail as provided above.

          13.4. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

          13.5. ASSIGNABILITY. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

          13.6. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal and legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

                                   98.10.1-21

          13.7. SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

          13.8. AMENDMENT; WAIVER. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

          13.9. SECTION HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          13.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, together including the signature of each party hereto, shall be deemed to be one and the same instrument.

          13.11. APPLICABLE LAW; JURISDICTION AND VENUE; SERVICE OF PROCESS. This Agreement shall be deemed to have been made in the State of Nevada; the parties agree that Nevada has the most significant relationship to this Agreement; and this Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Nevada. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement shall be submitted to the in personam jurisdiction of the courts of the State of Nevada or the Federal Courts in the District of Nevada, and venue for all such suits, proceedings and other actions shall be in Reno, Nevada. The parties hereby waive any claim against or objection to in personam jurisdiction and venue in the Federal or state courts in Reno, Nevada.

          13.12. REMEDIES. The parties hereto acknowledge that in the event of a breach of this Agreement, any claim for monetary damages hereunder may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof

                                   98.10.1-22
or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

          13.13. ATTORNEYS' FEES. In the event of a dispute among the parties that results in litigation or arbitration, the prevailing party shall be entitled to an award of attorneys' fees and costs.

          13.14. FURTHER ASSURANCES. Seller and each of Shareholders jointly and severally agree to execute, acknowledge, and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as Buyer may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


SELLER:                                BUYER:

SHASTA GEOCHEMISTRY                    BARRINGER LABORATORIES, INC.
  LABORATORY, INC.


By: /s/ Charles R. Whipple             By: /s/ J. Graham Russell
   -----------------------------          ----------------------------
   Charles R. Whipple, President          J. Graham Russell, President



SHAREHOLDERS:

/s/ Charles R. Whipple                 /s/ Russell G. Whipple
--------------------------------       --------------------------------
Charles R. Whipple, individually       Russell G. Whipple, individually


/s/ Chipps S. Whipple
--------------------------------
Chipps S. Whipple, individually

                                   98.10.1-23